                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            DECORA INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           DECORA INDUSTRIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held October 23, 1995

To the Stockholders of
Decora Industries, Inc.:

         The Annual Meeting of Stockholders of Decora Industries, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Hotel located at 534 Broadway, Saratoga Springs, New York on October 23, 1995, at 9:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

         (1)     The election of five directors;

         (2) Ratification of the selection of Price Waterhouse LLP as the Company's independent certified public accountants for fiscal year 1996; and

         (4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

         The subject matter of each of the above proposals is described within the Proxy Statement.

         The Board of Directors has fixed the close of business on September 21, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

         In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock must be present in person or be represented by proxy.

         Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed Proxy in the postage-paid return envelope provided as promptly as possible. The Proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                              By Order of the Board of Directors

                                              Timothy N. Burditt
                                                    Secretary

Fort Edward, New York
September 15, 1995

                            DECORA INDUSTRIES, INC.
                                 1 Mill Street
                             Fort Edward, NY 12828

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 23, 1995

To Our Stockholders:

         Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your Proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on October 23, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The Company's Annual Report for the fiscal year ended March 31, 1995, including audited financial statements, and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, are being mailed to you on or about September 21, 1995 with this Proxy Statement.

         We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and return your Proxy promptly in the postage paid return envelope provided. You may revoke your Proxy at any time prior to its exercise at the meeting by notice to the Company's Secretary, and, if you attend the meeting, you may vote your shares in person. You may also revoke your Proxy by returning a duly executed Proxy bearing a later date. If no instruction is given, the proxy will be voted FOR each of the proposals described herein. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

         Only stockholders of record at the close of business on September 21, 1995, will be entitled to vote at the meeting. At the close of business on September 21, 1995, there were 32,111,842 shares of Common Stock of the Company outstanding, with each share of Common Stock being entitled to one vote on each matter to be voted upon. There is no right to cumulate votes as to any matter.

         An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of Proposals 1 and 2. For purposes of determining whether a matter has received a majority vote either of shares present or of all outstanding shares, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote on Proposals 1 and 2.

         The Company has been advised by its directors and officers that they intend to vote the 1,128,760 shares of Common Stock which they hold, representing 3.5% of the total shares outstanding as of the record date, in favor of the proposals presented in this Proxy Statement. See "Beneficial Ownership of Securities."

         The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such persons. If requested, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         At the Annual Meeting, management will present as nominees and recommend to the stockholders that each of the first five persons listed below (the current directors) be elected to serve as directors for a term of one year or until their successors are duly elected and qualified. Each nominee has agreed to serve if elected.

         Proxies will be voted for the election of the five nominees named below unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of Proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may recommend to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain biographical information, present occupation, and business experience for the past five years of each director and executive officer, including those persons nominated to serve on the Board of Directors:

                                                                           YEAR FIRST
                                                                             BECAME
       NAME                    AGE                 POSITION                 DIRECTOR
- -----------------              ---       ---------------------------       ----------
Nathan Hevrony                 43        Director, Chairman,                  1988
                                         Chief Executive Officer

Roger Grafftey-Smith           63        Director                             1988

Gabriel Thomas                 53        Director                             1991

Stephen Verchick               54        Director                             1993

Ronald Artzer                  52        Director                             1994

Timothy N. Burditt             41        Executive Vice President,              -
                                         Administration and Finance,
                                         Secretary

John Tattersall                37        Executive Vice President,              -
                                         Chief Operating Officer,
                                         Decora Manufacturing

Richard A. DeCoste             56        Executive Vice President               -

Frank J. Nolfi, Jr.            63        Vice President-Finance,                -
                                         Decora Manufacturing

NATHAN HEVRONY. Mr. Hevrony has served as a director and secretary of the Company since August 1988. He was elected Chief Executive Officer and Chairman of the Board in September 1989. He was a Director of two publicly traded companies, until June 1988 while he was employed as a Director of Planning and Development at a publicly traded holding Company from June 1986 to June 1988.

ROGER GRAFFTEY-SMITH. Mr. Grafftey-Smith has served as a director of the Company since August 1988 and has been a managing partner of Grafftey-Smith & Associates since 1981, an international financial consulting firm. Mr. Grafftey-Smith also serves as a director of Americanino Capital Corporation, a publicly-traded corporation.

GABRIEL THOMAS. Mr. Thomas has served as a director of the Company since June 1991. He has served as President and Director of Unilab Corporation since December 1989. During the period from 1986 to 1991, Mr. Thomas has been a consultant in international marketing and management. In 1985 to 1986, he was a consultant to Frankfurt Consult, the mergers and acquisitions subsidiary of BHF Bank, Frankfurt, Germany.

STEPHEN H. VERCHICK. Mr. Verchick was elected to the Board of Directors in October 1993. He has been engaged in the private practice of law as President of Stephen H. Verchick & Associates, Professional Corporation, in Beverly Hills, California, for the past 24 years. Mr. Verchick is also President of Warner Capital Associates, a Los Angeles based investment banking and venture capital firm.

RONALD A. ARTZER. Mr. Artzer was elected to the Board of Directors in May 1994. In March 1994, Mr. Artzer became President and Chief Executive Officer of Signature Foods, a food processing and packaging company. From 1991 to 1993, Mr. Artzer served as President and Chief Executive Officer of Design Foods, a Division of Sara Lee Corporation. From 1988 to 1991, he was President of STP Consumer Services, Inc., a subsidiary of First Brands Corporation. From 1984 to 1988 he was President of Toddle House Restaurants, Inc., a subsidiary of Carson Pirie Scott & Company. Prior thereto, he served in various Executive Officer capacities of Sambo's Restaurants, Pepsi-Cola Company and General Foods Corporation.

Directors of the Company hold office until the next annual meeting of shareholders, until successors are elected and qualified or until their earlier resignation or removal.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors convened six formal meetings during fiscal 1995. In addition, the Board took action numerous times during the fiscal year by unanimous written consent. Management confers frequently with its directors on an informal basis to discuss Company affairs.

The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

The function of the Audit Committee is to review and approve the selection of and all services performed by the Company's independent accountants, to meet and consult with, and to receive reports from, the Company's independent accountants and its financial and accounting staff and to review and act or report to the Board of Directors with respect to the scope of audit procedures, accounting practices, and internal accounting and financial controls of the Company. The current members of the Audit Committee are Roger Grafftey-Smith, Gabriel Thomas and Stephen Verchick. The Audit Committee held one meeting during fiscal 1995 and took action by written consent.

The Compensation Committee is generally authorized to review and recommend to the Board the compensation to be paid to the Company's principal officers and to administer the Company's 1987 Stock Option Plan. The current members of the Compensation Committee are Roger Grafftey-Smith (Chairman), Gabriel Thomas and

Stephen Verchick. The Compensation Committee held no meetings during fiscal 1995 but took action several times by written consent.

COMPENSATION OF DIRECTORS

Directors are paid $1,000 for each Board meeting which they attend, and $500 for each committee meeting which they attend. Directors may also receive stock options under the Company's 1987 Stock Option Plan, or by other grant by the Company. The Company reimburses directors for reasonable expenses incurred in connection with their attendance at meetings and other Company related functions.

EXECUTIVE OFFICERS

TIMOTHY N. BURDITT. Mr. Burditt was named as Executive Vice President, Administration and Finance in April 1993 and was named Secretary in August 1993. From 1991 until his employment with the Company, Mr. Burditt was President and Chief Operating Officer of Monitor Television, Inc., a Boston area cable and broadcasting television station and worldwide shortwave radio network. Prior to his employment with Monitor, Mr. Burditt was Vice President, Investment Banking, of Fleet Associates, Inc., an investment banking firm, from 1988 through 1991, Senior Associate for Investment Banking for the First Boston Corporation from 1986 to 1987 and held various positions with GE Capital, Inc. from 1983 to 1986.

JOHN TATTERSALL. Mr. Tattersall was named Executive Vice President and Chief Operating Officer of the Company's Decora Manufacturing subsidiary at the end of June 1995. From 1984 until his employment with Decora Manufacturing, Mr. Tattersall held several key executive positions with General Electric Company including Business Manager from 1991 to June 1995 for the Sealants and Adhesives Group of the Silicone Products Division and Product Manager from 1989 to 1991. From 1980-1984, Mr. Tattersall had sales and marketing responsibilities for Dow Chemical's inorganic/organic chemical products.

RICHARD A. DECOSTE. Mr. DeCoste joined the Company's Decora Manufacturing subsidiary in January 1993. In February 1994, Mr. DeCoste became President of its Consumer Decorative Products Group. In November 1994, he became Executive Vice President of the Company. From 1989 through 1991 Mr. DeCoste was President of Plural Technologies, a manufacturer of commercial coatings. In addition, he has owned DeCoste Remodeling/Design, a building materials company since 1987.

FRANK J. NOLFI, JR. Mr. Nolfi has served as Vice-President Finance of the Company's Decora Manufacturing subsidiary since the Company's acquisition in April 1990. He served in the same position for the Uniglass Industries division of the prior owner, United Merchants and Manufacturers, Inc.

Officers of the Company are elected by the Board of Directors and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board of Directors. There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company. Richard DeCoste was an officer of Plural Technologies, Inc. when it filed a petition for bankruptcy under Chapter 7 of the Bankruptcy Code in September 1991.

                       BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth as of September 1, 1995, certain information with respect to the Common Stock of the Company which may be deemed to be beneficially owned by each stockholder who is known by the

Company to own more than 5% of the outstanding Common Stock, by each director of the Company and by all directors and officers as a group.

     NAME AND                                                                                                           PERCENT
    ADDRESS OF                                            COMMON              OTHER                                       OF
 BENEFICIAL OWNER(1)                                      STOCK             SECURITIES              TOTAL                CLASS
- -----------------                                       ---------           -----------           ---------              -----
Cumberland Associates(7)                                1,607,000               -0-               1,607,000               5.0%
1114 Avenue of the Americas
New York, NY  10036

Nathan Hevrony                                            753,750           750,000(2)            1,503,750               4.6%
1 Mill Street
Fort Edward, NY  12828

Gabriel Thomas                                                -0-           412,000(2)              412,000               1.3%
1 Mill Street
Fort Edward, NY  12828

Roger Grafftey-Smith                                      375,000           262,000(2)              637,000               2.0%
1 Mill Street
Fort Edward, NY  12828

Stephen H. Verchick                                           -0-            75,000(2)               75,000                (4)
21550 Oxnard Street
Suite 300
Woodland Hills, CA  91367

Ronald Artzer                                                 -0-            50,000(2)               50,000                (4)
315 Mullins Street
Mullins, South Carolina  29574

Timothy N. Burditt                                            -0-           125,000(2)              125,000                (4)
1 Mill Street
Fort Edward, NY 12828

John Tattersall  -                                             0-            50,000(2)               50,000                (4)
1 Mill Street
Fort Edward, NY 12828

Richard DeCoste                                               -0-            75,000(2)               75,000                (4)
1 Mill Street
Fort Edward, NY 12828

Frank J. Nolfi, Jr.                                           -0-               -0-                     -0-                (4)
1 Mill Street
Fort Edward, NY  12828

Robert W. Johnson, IV(6)                               926,909(3)      2,129,000(2)(5)            3,267,750               9.5%
The Johnson Company
630 Fifth Avenue, Suite 918
New York, NY 10111

All directors and officers as
a group including the named
persons (9 persons)                                     1,128,750            1,799,000            2,927,750               8.6%

- ---------------------------

(1) Unless otherwise indicated, each person included in the table has sole investment power and sole voting power with respect to the securities beneficially owned.

(2) The amounts shown reflect shares of common stock underlying stock options, convertible notes or warrants which are exercisable within 60 days of September 1, 1995.

(3) Mr. Johnson disclaims beneficial interest in 40,000 shares which are held by a trust for which he is a trustee.

(4) Each of these persons owns less than 1% of the outstanding common stock of the Company.

(5)      Includes 882,353 shares issuable upon the conversion of the Johnson
         Note.

(6) Pursuant to the terms of a Note and Warrant Agreement, dated November 3, 1992, by and between the Company and Mr. Johnson, the Company is obligated to name Mr. Johnson as a director nominee. Mr. Johnson has indicated to the Company that he does not intend to exercise such right at the present time.

(7) According to a Schedule 13D dated June 13, 1995 filed by Cumberland Associates, each of the general partners of Cumberland Associates may also be deemed the beneficial owner of all of the shares reported as beneficially owned by Cumberland Associates. Such general partners include K. Tucker Andersen, Richard Reiss, Jr., Oscar S. Schafer, Bruce G. Wilcos, Glenn Krevlin, Andrew Wallach and Eleanor Poppe. The
         Schedule 13D states that Cumberland Associates has sole dispositive power over 1,172,000 shares, shares dispositive power over 435,000 shares, and has no voting power with respect to any of the shares.

EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. Hevrony, its Chief Executive Officer which has been extended until May 31, 1997. The extended agreement provides for an annual salary of $185,000 and an annual cash bonus of up to $60,000. The maximum of $60,000 shall be paid if the Company's earnings per share from continuing operations are twice the prior year's earnings. No bonus shall be paid unless earnings per share exceed the prior year's amount. In addition, during August 1994, Mr. Hevrony received an option to purchase up to 400,000 shares at $2.00 per share. The options vest as follows: 150,000 vest if the share price is $3.00 or more for 30 consecutive days and 250,000 shall vest if the share price is $4.00 or more for 30 consecutive days any time until May 31, 1997. None of these options are vested at this time. The employment agreement shall terminate upon breach of a material term of the agreement or upon the permanent disability of Mr. Hevrony. In the event of termination without cause (as defined in such agreement), Mr. Hevrony is entitled to receive compensation for the remainder of the term of the agreement (through May 31, 1997) and an additional 24 month period.

The Company has entered into a three year employment agreement with Mr. Tattersall which initially provides for minimum annual compensation in the amount of $130,000. In addition, such agreement provides for an annual bonus of up to half his salary contingent upon certain performance criteria. Upon termination without cause, Mr. Tattersall is entitled to receive compensation for the greater of 12 months or the remainder of the term of his agreement.

The Company has entered into a three year employment agreement with Mr. DeCoste in November 1992 which initially provided for minimum annual compensation in the amount of $90,000. During fiscal 1994, such amount was increased to $125,000.

The Company has entered into a three year employment agreement with Mr. Burditt which provides for a minimum annual compensation in the amount of $90,000. In addition, such agreement provides for an annual bonus in the amount of $27,000. Upon termination without cause, Mr. Burditt is entitled to receive any earned but unpaid bonuses on a pro-rata basis, plus compensation in the amount of twelve months during the first year of the term, nine months compensation during the thirteenth to eighteenth month of the term and the lesser of six months or until the end of the term if terminated after the eighteenth month.

               OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1995

                                                                                              POTENTIAL REALIZABLE
                                     % OF TOTAL                                                 VALUE AT ASSUMED
                                      OPTIONS                                              ANNUAL RATES OF STOCK PRICE
                                     GRANTED TO      EXERCISE PRICE                      APPRECIATION FOR OPTION TERM(1)
                        OPTIONS     EMPLOYEES IN       PER SHARE      EXPIRATION        -------------------------------
     NAME               GRANTED     FISCAL YEAR         ($/SH)           DATE              0%          5%         10%
 --------------         -------     ------------      ---------       ----------        ---------   ---------   --------
Nathan Hevrony          400,000(2)      89%             $2.00          8/14/97          $   -0-     $126,100     $264,800
Walter Buske             50,000         11%             $1.20          3/31/98          $ 7,500     $  9,460     $ 19,860

_______________________

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, compounded on an annual basis. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions. The amounts reflected in this table may not necessarily be achieved.

(2)      Options were granted at $2.00 per share.  The options vest as follows:
         150,000 vest if the share price is $3.00 or more for 30 consecutive days and 250,000 shall vest if the share price is $4.00 or more for 30 consecutive days any time until May 31, 1997 at which time such options expire. None of these options are vested at this time.

                AGGREGATED MARCH 31, 1995 YEAR END OPTION VALUES

                                                                         VALUE OF UNEXERCISED
                         NUMBER OF UNEXERCISED OPTIONS                   IN-THE-MONEY OPTIONS
                              AT FISCAL YEAR END                          AT FISCAL YEAR END
                         ----------------------------                -----------------------------

        NAME              EXERCISABLE  UNEXERCISABLE                 EXERCISABLE  UNEXERCISABLE(3)
        ----              -----------  -------------                 -----------  ----------------
Nathan Hevrony             750,000        400,000                       $ -0-          $  -0-

Timothy Burditt             75,000(1)      25,000                       $ -0-          $  -0-

Richard DeCoste           62,497(1)(2)            6,255             $ -0-            $ -0-

Walter Buske              50,000                    -0-             $- 0-            $ -0-

_______________________


(1) Options were granted at 85% of market value (closing bid price for the Company's Common Stock as reported by NASDAQ) at date of grant.

(2) Options have a term of ten years, subject to termination upon the termination of employment. Unvested options are subject to acceleration upon a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity (unless the terms of such agreement specifically provide for the assumption of such options), or in the event of the sale or transfer of substantially all of the Company's assets.

(3) Value of unexercised in-the-money options was calculated using the average of the bid and asked price for the Company's stock on March 31, 1995.

During fiscal 1995 none of the executive officers exercised any outstanding stock options. The only unexercised options held by such executive officers as of March 31, 1995, are shown in the table above.

COMMITTEE REPORT TO STOCKHOLDERS REGARDING EXECUTIVE COMPENSATION

The Compensation Committee has furnished the following report on executive compensation:1

The Compensation Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to further strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain well-qualified executives. The Company operates in a competitive marketplace and needs to attract and retain highly qualified senior management and executive personnel in order to assist the Company in its goals of developing new products, business and technologies. To this end, the Company has developed a compensation program with three primary components: base salary, annual incentives, and long-term incentives. The Compensation Committee has considered the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation.

Base Salary. The base salary levels of the company's executive officers are established by the Compensation Committee so as to be competitive with the salaries of executives of other public companies of the same size and/or industry who perform similar or comparable functions, in order to insure the continued services of such key individuals. Where applicable, the Committee may also consider the particular past performance of such person, which may be based either upon specific performance measures or upon more subjective criteria, and it may also take the Company's overall financial position and the general economic climate into consideration in establishing levels of compensation. Except in the case of long-term employment agreements which have





                 ____________________

               1This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

pre-set salary levels, the Compensation Committee annually reviews executive base salaries and may make changes based upon either an increase in the individual's contributions to the Company or an increase in the median base salaries of executives of similarly situated companies within the Company's industry.

The Company has entered into employment agreements with certain of its executive officers, including Nathan Hevrony (Chief Executive Officer) and Timothy N. Burditt (Executive Vice President, Administration and Finance), and its Decora Manufacturing subsidiary has also entered into employment agreements with John Tattersall, Executive Vice President and Chief Operating Officer of Decora Manufacturing and Richard A. DeCoste (Executive Vice President). See "Employment Agreements." Entering into such agreements is done to formalize long-term relationships with those persons whose continued involvement with the Company is key to its success.

During the past fiscal year, Mr. Hevrony was compensated pursuant to a three-year employment agreement with a base salary of $185,000 per year. In entering into the agreement, the Compensation Committee reviewed the Company's prior and current earnings and considered Mr. Hevrony's efforts to restructure the Company's debt and other operations, as well as his success in developing new technologies. Although no specific weight or value was given to these factors, the Committee compared Mr. Hevrony's salary with other executives of similarly sized companies and believes that Mr. Hevrony's new salary is appropriate. See "Employment Agreements".

Annual Incentives. The Compensation Committee believes that annual incentives should be offered to executives which are directly related to improvements in Company performance which yields increased value for stockholders. The Compensation Committee may award annual incentives in the form of cash bonuses, the amount of which may be determined in accordance with predetermined threshold levels relating to some or all of the following: increased revenue related to certain products or technologies, increased profits, earnings per share or upon other specific performance criteria to be established by the Compensation Committee. Such bonuses may be related to the Company's overall levels of performance or to areas related to the specific individual's duties and efforts. The employment agreements between the Company and its executive officers provide for the payment of bonuses, the specific amounts of which are determined at the discretion of the Compensation Committee. As set by the Compensation Committee, Mr. Hevrony was entitled to a cash bonus of up $60,000 for the fiscal year ended March 31, 1995 or a pro-rata amount depending on earnings per share. As a result, Mr. Hevrony earned a bonus of $20,000. Pursuant to the terms of their employment agreements, Messrs. Burditt and DeCoste were each entitled to bonuses in amounts up to $27,000 and $37,500 respectively. See "Employment Agreements."

Long-Term Incentives. Long-term incentives are provided to executives primarily through grants of stock options. This form of compensation is intended to help retain executives and motivate them to improve the Company's long-term performance and hence long- term stock market performance. Conditional stock options have been granted in the past and may be granted in the future to certain employees which vest only upon the Company or its subsidiaries achieving certain performance levels. Stock options may be granted at the prevailing market value or at 85% of market value. Options may vest immediately upon grant or over a period of time. Options granted under the Company's 1987 Stock Option Plan are exercisable for a period of ten years, although the Company has granted options outside the Plan with different vesting periods. Pursuant to his employment agreement under the terms established by the Compensation Committee, Mr. Hevrony was granted up to 400,000 options, the exact number of which is dependent on the Company's stock price.

During fiscal 1995, the Compensation committee reviewed the compensation of the Company's executive officers, based upon the recommendation of its Chief Executive Officer, Nathan Hevrony, giving particular attention to base salary, cash bonuses and the grant of stock options. Such compensation will be matched with the executives' performance in determining future compensation arrangements.

                                                          COMPENSATION COMMITTEE


                                                          Roger Grafftey-Smith
                                                          Gabriel Thomas
                                                          Stephen H. Verchick
STOCK PRICE PERFORMANCE

         The stock price performance graph below compares cumulative total return of the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Index and the Standard & Poor's Household Products Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on March 31, 1990 and that all dividends were reinvested. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.



               TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED

                                INDEXED RETURN

                                 YEARS ENDING


 COMPANY/INDEX             MAR 90         MAR 91        MAR 92         MAR 93      MAR 94        MAR 95
- ---------------            ------         ------        ------         ------      ------        ------
DECORA INDS INC             100            34.29         94.28          94.28       51.44         50.02
S&P 500 COMP-LTD            100           114.41        127.05         146.39      148.55        171.68
HOUSEHOLD PRODUCTS          100           122.65        150.21         166.61      168.89        214.32


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In July 1994, the Company issued options to Stephen Verchick, a director of the Company, to purchase 75,000 shares of common stock and to Ronald Artzer, also a director, an option to purchase 50,000 shares of common stock both at an exercise price of $1.25 per share, exercisable for five years.

In January 1995, the Company entered into a consulting agreement with Gabriel Thomas, a director of the Company where Mr. Thomas is paid $75,000 per annum for consulting services which includes assistance with European operations.


In August 1995, the Company issued options to Timothy Burditt, its Executive Vice President to purchase 25,000 shares of common stock at an exercise price of $1.08, exercisable for three years.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1


                                   PROPOSAL 2
                        APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors is recommending the ratification of its selection of Price Waterhouse LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the 1996 fiscal year. Although ratification of the choice of auditors is not legally required, the Board believes such ratification to be in the best interests of the Company. In the event such approval of stockholders is not received, the Board will select another firm to audit the Company's financial statements. Price Waterhouse LLP has advised the Company that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors. A representative of Price Waterhouse LLP is expected to be present and available to answer appropriate questions at the Annual Meeting, and will be given the opportunity to make a statement if desired.


         The following resolution will be offered at the meeting:

         RESOLVED, that Price Waterhouse LLP be and hereby are appointed as the independent certified public accountants of the Company for its 1996 fiscal year.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2


                                 OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

         Any stockholder who wishes to present resolutions to be included in the proxy statement for the Company's next Annual Meeting (for the fiscal year ending March 31, 1996) must file such resolutions with the Company not later than May 23, 1996.



                             ADDITIONAL INFORMATION

         This Proxy Statement is accompanied by the Company's Annual Report for the fiscal year ended March 31, 1995, and the Company's Annual Report on Form 10-Q for the fiscal quarter ended June 30, 1995. The Company's Annual Report on form 10-K and exhibits thereto will be made available to stockholders at no charge upon their written request to the Company, Attention: Ms. Nancy Gallipeo, 1 Mill Street, Fort Edward, New York 12828.


Fort Edward, New York     By Order of the Board of Directors
September 15, 1995

                            DECORA INDUSTRIES, INC.
                   1 MILL STREET, FORT EDWARD, NEW YORK 12828

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    The undersigned, as owner of                shares of Common Stock of Decora
Industries, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the stockholders meeting to be held on October 23, 1995, at 9:00 a.m. local time, at the Sheraton Hotel, located at 534 Broadway, Saratoga Springs, New York and hereby further revokes all previous proxies and appoints Nathan Hevrony and Timothy N. Burditt, or either of them, as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified.

                       Nathan Hevrony, Roger Grafftey-Smith,
               Gabriel Thomas, Stephen H. Verchick and Ronald Artzer

    / / AUTHORITY GRANTED to vote for nominees listed above, except as indicated to the contrary below.

    / / AUTHORITY WITHHELD to vote for
        all nominees listed above.

  (INSTRUCTION: TO VOTE AGAINST ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
                             SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

(2) The approval and adoption of a resolution appointing Price Waterhouse LLP as the Company's independent certified public accountants for fiscal year 1996.

             / / FOR            / / AGAINST            / / ABSTAIN

(3) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

                                    (continued and to be signed on reverse side)

                         (continued from previous side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                             Dated:                       , 1995

                                             -----------------------------------

                                             -----------------------------------

                                             (Sign exactly as your name appears
                                             on your share certificate.) When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title. If more
                                             than one trustee, all should sign.
                                             All joint owners should sign. If a
                                             corporation, sign in full
                                             corporation name by president or
                                             other authorized officer. If a
                                             partnership, sign in partnership
                                             name by authorized person. Persons
                                             signing in a fiduciary capacity
                                             should indicate their full title in
                                             such capacity.

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THIS PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.